UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Catamaran Corporation

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The following document was made available to certain management employees of Catamaran Corporation on March 30, 2015 to guide discussions with investors:

Optum + Catamaran Q&A - Investors

Financial

Q1:	Why is Optum buying Catamaran?

Optum decided to propose acquiring Catamaran because our capabilities are impressive and our leadership team has delivered the fastest growth in the industry. The combination of the two companies will create a unique offering in the industry unparalleled by current participants.

The combination of OptumRx and Catamaran will improve value for all customers and will enable clients and individuals to benefit from enhanced services and cost trend management driven by significant technology and resources, greater efficiencies and scale.

Moreover, OptumRx and Catamaran expect to create significant additional value for their combined customer base beyond the efficiencies and scale resulting from integration of their businesses. Joining OptumRx’s unique medical synchronization and information capabilities with Catamaran’s technology leadership and flexible service offering will create innovative value-added offerings for clients and individuals.

The combined company is expected to deliver an innovative and compelling consumer and payer services offering that will link demographic, lab, pharmaceutical, behavioral and medical treatment data to engage individuals to make better decisions as they seek the best, most effective care and improve compliance with pharmaceutical use and care protocols. The creation of a differentiated, channel-agnostic delivery model will provide payers and individuals a broader portfolio of services and a deeper product offering while focusing on managing costs.

Enhanced purchasing and administrative improvements from the combination are expected to drive substantial value, with the majority of those savings directly benefiting clients and individuals through reduced costs for prescriptions and enhanced pharmaceutical services.

Q2:	Why did Catamaran decide to sell to Optum? Did Catamaran consider other strategic alternatives?

Catamaran’s Board of Directors, with the assistance of its advisors, carefully considered a variety of strategic options and unanimously concluded that this transaction is in the best interests of our shareholders. We have a deep knowledge and understanding of our dynamic and rapidly changing industry. At this point in our evolution, Catamaran believes that this combination is the best path to remaining a viable, long-term competitor with greater scale and stronger capabilities. This combination provides our shareholders immediate and substantial value greater than what Catamaran believes it could achieve in a reasonable time frame on its own. The creation of a differentiated, channel-agnostic delivery model will provide payers and individuals a broader portfolio of services and a deeper product offering while aggressively focusing on managing costs.

Q3:	Was this combination the result of an auction, or did Optum approach Catamaran?

The background on reaching the definitive agreement with Optum will be described in the proxy circular that Catamaran will file with the SEC.

Q4:	Will the deal be accretive for UnitedHealth Group in 2016? By how much?

Yes. UHG has informed us that the acquisition is expected to be accretive to net earnings per share in the range of $0.30 in 2016.

Q5:	You claim savings from efficiencies will flow to customers and consumers, but isn’t OptumRx’s primary customer UnitedHealthcare? Will UnitedHealth reap all the savings?

No. We expect that this combination will create value for all customers – combining OptumRx and Catamaran will benefit clients and individuals through enhanced services and cost trend management driven by significant technology and resources, greater efficiencies and scale.

Moreover, OptumRx and Catamaran expect to create significant additional value for their combined customer base beyond the efficiencies and scale resulting from integration of their businesses. Joining OptumRx’s unique medical synchronization and information capabilities with Catamaran’s technology leadership and flexible service offering creates innovative value-added offerings for clients and individuals.

The combined company is expected to deliver an innovative and compelling payer services offering that will link demographic, lab, pharmaceutical, behavioral and medical treatment data to engage individuals to make better decisions as they seek the best, most effective care and maintain compliance with care protocols. The creation of a differentiated, channel-agnostic delivery model will provide payers and individuals a broader portfolio of services and a deeper product offering while aggressively focusing on managing costs.

Enhanced purchasing and administrative improvements from the combination are expected to drive substantial value, with the majority of those savings directly benefiting clients and individuals through reduced costs for prescriptions and enhanced pharmaceutical services.

Regulatory Matters

Q6:	What government approvals do you need? Do you expect government approval of the combination of the third and fourth largest PBMs without any antitrust concerns?

Closing of the transaction will be contingent on antitrust review in the United States, competition and Investment Canada review in Canada and a state insurance regulatory approval.

The PBM industry is vigorously competitive, with two competitors that will remain larger than the combined Catamaran/Optum Rx and with many other rivals. The combination of Catamaran and OptumRx will create the third largest pharmacy services company, which will enable the new entity to be a competitive force in the industry. Combined, Catamaran and OptumRx will be competitively positioned with the current largest participants in the PBM sector. We are well-advised and expect to complete the combination in the fourth quarter of 2015, as planned, subject to satisfaction of customary closing conditions.

Cigna/Payers

Q7:	Do you expect Cigna to continue with the remainder of its 10-year exclusive contract with Catamaran?

We expect the combination of Catamaran and OptumRx will provide significant value to Cigna, just as it will for our other customers. We respect this relationship and look forward to discussing the benefits of this transaction with Cigna, as we do with all Catamaran’s current business partners.

Optum currently works directly with health plans and payer customers competitive to UnitedHealth – in a variety of roles. Optum has built a strong reputation for reliability and independence in serving their needs. These companies rely on Optum and we expect those relationships to continue because of the tremendous value Optum provides.

Q8:	How many Blue Cross Blue Shield plans or other current payer clients do you expect to lose because of this acquisition by UnitedHealth Group?

Optum has extensive experience providing services and solutions to the broad health care marketplace, including health plans and payer customers competitive to UnitedHealthcare, as well as physicians and hospitals that also negotiate contracts with UnitedHealthcare. These companies and care providers rely on Optum and we expect those relationships to continue because of the tremendous value Optum provides.

We expect the combination of Catamaran and OptumRx will create significant additional value to our customers. We expect that our customers will see that joining OptumRx’s unique medical synchronization and information capabilities with Catamaran’s technology leadership and flexible service offering will create innovative value-added offerings for clients and individuals.

Together, our companies will leverage Catamaran’s technology platform with the significant data and analytics capabilities of Optum. The combined company expects to deliver an innovative and compelling consumer and payer services offering that will link demographic, lab, pharmaceutical, behavioral and medical treatment data to engage individuals to make better decisions as they seek the best, most effective care and maintain compliance with care protocols. The creation of a differentiated, channel-agnostic delivery model will provide payers and individuals a broader portfolio of services and a deeper product offering while aggressively focusing on managing costs.

Employees

Q9:	Doesn’t “integration synergies” mean you will be firing Catamaran employees and selling off its assets? How many Catamaran employees do you expect to lay off?

Optum is looking to grow our combined businesses beyond what either could accomplish on its own. While we recognize that there may be overlaps in our businesses, such as the duplication of roles and responsibilities, it is premature to speculate about how we will address them and at this time no decisions have been made. The OptumRx and Catamaran leadership teams will be thoughtful about integration. As always, we are committed to treating everyone at Catamaran with dignity and respect, and we will keep employees informed as we move forward with the transition.

Q10:	Will Catamaran employees be offered a meaningful severance?

OptumRx has agreed to provide severance to eligible employees, consistent with Catamaran’s severance policy and practices for a transition period following the closing of the transaction.

Q11:	How many Catamaran locations will be eliminated? Will Catamaran’s headquarters and management move to Minnesota from Illinois? Will construction of new facilities continue in Nevada?

In the coming weeks, the management teams from both companies will begin to plan the integration and make decisions regarding locations of the combined company. We will keep employees informed as we move forward with the integration.

Leadership

Q12:	How many members of Catamaran’s and OptumRx’s executive teams will remain in place after the acquisition? Who are they?

Mark Thierer, currently Chairman & CEO of Catamaran, will be the new CEO of OptumRx, and Tim Wicks, currently CEO of OptumRx, will be the new President of the combined company. Jeff Park, who currently serves as Catamaran as Executive Vice President, Operations, will become the Chief Operating Officer for OptumRx. Jeffrey Grosklags, currently the Chief Financial Officer of OptumRx, will continue in that role. OptumRx is looking to grow our combined businesses beyond what either could accomplish on its own. While we recognize that there may be overlaps in our businesses, such as the duplication of roles and responsibilities, it is premature to speculate about how we will address them and at this time no final decisions have been made. These matters will be addressed as part of the transition, and we will keep employees informed as we move forward.

Culture

How will the two cultures fit together?

We believe the fit between our two companies will be good. Catamaran is joining Optum, a young, entrepreneurial and fast-growing technology-enabled services company. Optum’s employees are driven to help the health care system work better, for everyone.

Our companies share common values and a strong commitment to protecting and enhancing our customers’ health and wellness. We believe these fundamental similarities will enable integration of the two companies. In addition, combining Catamaran and OptumRx will help to ensure the long-term value and sustainability of both businesses and we look forward to a successful integration.

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Important Additional Information

This communication is being made in respect of the proposed transaction involving Catamaran Corporation (the “Company”). This communication does not constitute the solicitation of any vote or approval. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities (collectively, the “Canadian Securities Commissions”), including a preliminary proxy circular and proxy statement and a definitive proxy circular and proxy statement. However, such documents are not currently available. The definitive proxy circular and proxy statement will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY CIRCULAR AND PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the definitive proxy circular and proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, at the SEC’s Internet site at www.sec.gov and are also available electronically on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Copies of the documents filed with the SEC and SEDAR by the Company will be available free of charge on the Company’s website via the investor relations section of our website at www.catamaranrx.com under the heading “Investors.” Shareholders of the Company may also obtain a free copy of the definitive proxy circular and proxy statement and the filings with the SEC and SEDAR that will be incorporated by reference in the proxy circular and proxy statement by contacting the Company’s Investor Relations Contact, Tony Perkins, at (312) 261-7805.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its definitive proxy circular and proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC and the Canadian Securities Commissions on March 27, 2015, its annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and in subsequent documents filed with the SEC and SEDAR, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary proxy circular and proxy statement and the definitive proxy circular and proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC and the Canadian Securities Commissions when they become available.

Forward-Looking Statements

Certain statements included herein, including guidance and those that express management’s objectives and the strategies to achieve those objectives, as well as information with respect to the Company’s beliefs, plans, expectations, anticipations, estimates and intentions, constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including, without limitation, risks or uncertainties associated with: the failure to obtain shareholder approval in a timely manner or otherwise; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; the possibility that the proposed transactions will not close, including by any failure to satisfy closing conditions or a termination of the arrangement agreement; risks that the businesses of Catamaran and Optum will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize the anticipated cost savings, synergies and other benefits of the combined operations of Catamaran and Optum; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against Catamaran, Optum and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including customers, employees and other business partners; and the ability to attract new customers and retain existing customers in the manner anticipated.

The foregoing list of factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. Other factors that should be considered are discussed from time to time in Catamaran’s filings with the SEC, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Form 10-Qs, which are available at www.sec.gov. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to Catamaran or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS COMMUNICATION REPRESENTS THE COMPANY’S CURRENT EXPECTATIONS AND, ACCORDINGLY, IS SUBJECT TO CHANGE. HOWEVER, THE COMPANY EXPRESSLY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING INFORMATION, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY APPLICABLE LAW.

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